UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Acquisition of Indigo Natural Resources LLC

On June 1, 2021, Southwestern entered into an Agreement and Plan of Merger with Ikon Acquisition Company, LLC (“Ikon”), Indigo Natural Resources LLC (“Indigo”) and Ibis Unitholder Representative LLC (the “Indigo Merger Agreement”). Pursuant to the terms of the Indigo Merger Agreement, Indigo merged with and into Ikon, a subsidiary of Southwestern, and became a subsidiary of Southwestern (the “Indigo Merger”). On August 27, 2021, Southwestern’s stockholders voted to approve the Indigo Merger and the transaction closed on September 1, 2021. The Indigo Merger established Southwestern’s natural gas operations in the Haynesville and Bossier Shales.
The outstanding equity interests in Indigo were cancelled and converted into the right to receive (i) $373 million in cash consideration, subject to adjustment as provided in the Indigo Merger Agreement, and (ii) 337,827,171 shares of Southwestern common stock. These shares of Southwestern common stock had an aggregate dollar value equal to approximately $1,588 million, based on the closing price of $4.70 per share of Southwestern common stock on the NYSE on September 1, 2021 (the “Indigo Equity Offering”). Additionally, Southwestern assumed $700 million in aggregate principal amount of 5.375% Senior Notes due 2029 of Indigo (the “Indigo Notes”) with a fair value of $726 million as of September 1, 2021, which were subsequently exchanged for $700 million of newly issued 5.375% Senior Notes due 2029. In addition, the Company assumed Indigo’s revolving line of credit balance of $95 million as of September 1, 2021. This balance was subsequently repaid, and the Indigo revolving line of credit was retired on September 1, 2021.

Acquisition of Montage Resources LLC

On November 13, 2020, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2020, by and between Southwestern and Montage Resources Corporation (“Montage”), Southwestern completed its previously announced acquisition of Montage, by means of a merger of Montage with and into Southwestern, with Southwestern continuing as the surviving corporation (the “Montage Merger” and, together with the Indigo Merger, the “Mergers”).

In exchange for each share of Montage common stock, Montage shareholders received 1.8656 shares of Southwestern common stock, plus cash in lieu of any fractional share of Southwestern common stock that otherwise would have been issued, based on an average price of $3.05 per share of Southwestern common stock on the NYSE on November 13, 2020. Approximately 69.7 million total shares were issued to Montage shareholders and its management team as consideration for the Montage Merger.

Additionally, in August 2020, Southwestern completed an underwritten public offering of 63.25 million shares of common stock with an offering price to the public of $2.50 per share, with net proceeds from the offering totaling $152 million after deducting underwriting discounts and offering expenses (the “Montage Equity Offering” and, together with the Indigo Equity Offering, the “Equity Offerings”). Also in August 2020, Southwestern completed an underwritten public offering of $350 million aggregate principal amount of 8.375% senior notes due 2028 (the “Debt Offering”). The net proceeds from the Debt Offering, after deducting the underwriting discount and offering expenses, were approximately $345 million. Southwestern used the net proceeds from the Debt Offering, together with the net proceeds received from the Equity Offering and borrowings under Southwestern’s credit facility, to fund the redemption of $510 million aggregate principal amount of Montage’s outstanding 8.875% Senior Notes due 2023 (the “Montage Notes”) and to pay off of the outstanding Montage credit facility balance and all related accrued interest in connection with the closing of the Montage Merger.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been derived from the historical consolidated income statements of Southwestern, from the historical financial activity of Indigo through August 31, 2021, as the Indigo Merger was completed on September 1, 2021, and from the historical financial activity of Montage through November 13, 2020, the date the Montage Merger was completed, and have been adjusted to reflect the Equity Offerings and Debt Offering and the use of the proceeds therefrom. Certain of Montage’s and Indigo’s historical amounts have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 is not presented as both Mergers had been completed and incorporated in the balance sheet as of that date, and are reflected in the Company’s Quarterly Report on Form 10-Q, which was filed with the Commission on November 4, 2021, and is hereby incorporated by reference. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the Mergers as if each transaction had been completed on January 1, 2020.

The Mergers were accounted for using the acquisition method of accounting with Southwestern identified as the acquirer. Under the acquisition method of accounting, Southwestern recorded assets acquired and liabilities assumed at their respective acquisition date fair values as of the closing dates of the respective Mergers.

Certain historical amounts of Montage and Indigo have been reclassified to conform to Southwestern’s financial statement presentation. An unaudited pro forma condensed combined balance sheet as of September 30, 2021 is not presented as the Mergers were both closed and incorporated into our balance sheet as of that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the Mergers, the Equity Offerings, the Debt Offering associated with the Montage Merger and the payment of cash consideration related to the Indigo Merger, funded through borrowings on the Company’s revolving credit facility, as if each transaction had been completed on January 1, 2020.

The unaudited pro forma condensed combined income statements reflect the following merger-related pro forma adjustments, based on available information and certain assumptions that Southwestern believes are reasonable:

•adjustments to conform Montage’s and Indigo’s historical accounting policies related to oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting used by Southwestern;
•the impact on interest expense associated with the Debt Offering and the redemption of the Montage Notes as well as repayment in full and termination of Montage’s revolving credit facility and all related accrued interest, each of which occurred in connection with the Montage Merger;
•the impact on interest expense associated with Southwestern’s $373 million borrowing on its credit facility to fund the cash portion of the Indigo acquisition consideration and the assumption of the Indigo Notes as well as repayment in full and termination of Indigo’s revolving credit facility, each of which occurred in connection with the consummation of the Indigo Merger;
•the impact on interest expense associated with the interest capitalized on the unevaluated oil and gas properties balances acquired in the respective Mergers;
•adjustments to conform the classification of revenues and expenses in Indigo’s and Montage’s historical statements of operations to Southwestern’s classification for similar revenues and expenses; and
•the recognition of estimated tax impacts of the pro forma adjustments.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined income statements. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated income statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the Mergers, the Equity Offerings and the Debt Offering along with the use of proceeds therefrom. These adjustments are directly attributable to the Mergers, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Southwestern following the Mergers.
The assets acquired and liabilities assumed from Indigo were recorded at their preliminary estimated fair values at September 1, 2021. Certain data and studies necessary to complete the purchase price allocation are still under evaluation, including, but not limited to, the valuation of natural gas and oil properties and the resolution of certain matters that the Company is indemnified for under the Indigo Merger Agreement for which not enough information is available to assess the final fair value of at this time. The Company will finalize the purchase price allocation during the twelve-month period following the acquisition date, during which time the value of the assets and liabilities may be revised as appropriate.
The unaudited pro forma condensed combined financial statements are not intended to represent what Southwestern’s results of operations would have been had the Mergers actually been consummated on the assumed date nor does it purport to project the future operating results of the combined company following the Mergers. The unaudited pro forma condensed combined financial statements do not reflect future events that may occur after the Mergers, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statements of operations do not include projected synergies expected to be achieved as a result of the Mergers and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statements of operations include certain transaction costs which have been incurred as well as costs associated with restructuring and integration activities associated with the respective Mergers but exclude asset dispositions that may result from the Mergers. Further, the unaudited pro forma condensed combined income statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Mergers.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Southwestern’s Annual Report on Form 10-K for the year ended December 31, 2020, Southwestern’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and Indigo’s historical financial statements and accompanying notes as of and for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.2 to the Current Report on Form 8-K filed with the Commission on July 2, 2021) and as of and for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed with the Commission on August 10, 2021), and Montage’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 (incorporated by reference from Quarterly Report on Form 10-Q filed with the Commission on November 6, 2020).

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2021
(in millions, except share/per share amounts)

	Southwestern Historical	Indigo Historical through 6/30/2021	Indigo Historical 7/1/2021 - 8/31/2021	Reclassification and Conforming Adjustments (Note 2)		Acquisition Adjustment (Note 2)		Pro Forma Combined
Operating Revenues:
Gas sales	$1,708	$—	$—	$695	(a)	$—		$2,403
Oil sales	297	—	—	4	(a)	—		301
NGL sales	607	—	—	8	(a)	—		615
Natural gas, oil and natural gas liquids sales	—	469	238	(707)	(a)	—		—
Marketing	1,102	—	—	98	(a)	—		1,200
Other	6	(229)	(268)	503	(a)	—		12
Total Revenues	3,720	240	(30)	601		—		4,531
Operating Costs and Expenses:
Marketing purchases	1,109	—	—	97	(a)	—		1,206
Operating expenses	805	112	39	69	(a)	—		1,025
Gathering and transportation expense	—	118	48	(166)	(a)	—		—
General and administrative expenses	104	28	41	(25)	(a)	—		148
Merger-related expenses	39	—	—	25	(a)	—		64
(Gain) loss on sale of operating assets	—	623	—	(623)	(a)	—		—
Restructuring charges	7	—	—	—		—		7
Depreciation, depletion and amortization	334	223	81	—		(73)	(d)	565
Impairments	6	26	—	—		—		32
Exploration	—	—	—	—		—		—
Severance taxes	—	6	3	(9)	(a)	—		—
Taxes, other than income taxes	86	—	—	9	(a)	—		95
Total Operating Costs and Expenses	2,490	1,136	212	(623)		(73)		3,142
Operating Income (Loss)	1,230	(896)	(242)	1,224		73		1,389
Interest Expense:
Interest on debt	154	19	8	3	(a)	(1)	(e)	183
Other interest charges	9	—	—	2	(a)	—		11
Interest capitalized	(68)	—	—	(5)	(a)	(17)	(c)	(90)
Net Interest Expense	95	19	8	—		(18)		104

Loss on Derivatives	(3,461)	—	—	(601)	(a)	—		(4,062)
Loss on Early Extinguishment of Debt	(59)	(34)	—	—		—		(93)
Loss from Equity Method Investment	—	(8)	(2)	—		—		(10)
Other Income, Net	(1)	1	—	—		—		—
Income (Loss) Before Income Taxes	(2,386)	(956)	(252)	623		91		(2,880)

	Southwestern Historical	Indigo Historical through 6/30/2021	Indigo Historical 7/1/2021 - 8/31/2021	Reclassification and Conforming Adjustments (Note 2)	Acquisition Adjustment (Note 2)		Pro Forma Combined
Provision for Income Taxes:
Current	—	—	—	—	—		—
Deferred	—	—	—	—	—		—
Total Provision for Income Taxes	—	—	—	—	—		—
Net Income (Loss)	$(2,386)	$(956)	$(252)	$623	$91		$(2,880)

Earnings Per Common Share:
Basic	$(3.34)						$(2.84)
Diluted	$(3.34)						$(2.84)

Weighted Average Common Shares Outstanding:
Basic	713,455,662				300,703,306	(f)	1,014,158,968
Diluted	713,455,662				300,703,306	(f)	1,014,158,968

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in millions, except share/per share amounts)

	Southwestern Historical	Montage Historical Through November 12, 2020	Indigo Historical	Montage Reclassification and Conforming Adjustments (Note 2)		Indigo Reclassification and Conforming Adjustments (Note 2)		Montage-Related Issuance of Debt and Equity and Related Use of Proceeds (Note 2)		Montage Acquisition Adjustment (Note 2)		Indigo Acquisition Adjustment (Note 2)		Pro Forma Combined
Operating Revenues:
Gas sales	$967	$—	$—	$250	(a)	$698	(a)	$—		$—		$—		$1,915
Oil sales	154	—	—	60	(a)	6	(a)	—		—		—		220
NGL sales	265	—	—	55	(a)	14	(a)	—		—		—		334
Natural gas, oil and natural gas liquids sales	—	365	718	(365)	(a)	(718)	(a)	—		—		—		—
Marketing	917	28	—	—		43	(a)	—		—		—		988
Other	5	—	49	—		(45)	(a)	—		—		—		9
Total Revenues	2,308	393	767	—		(2)		—		—		—		3,466
Operating Costs and Expenses:
Marketing purchases	946	28	—	—		42	(a)	—		—		—		1,016
Operating expenses	813	37	147	183	(a)	169	(a)	—		—		—		1,349
Gathering and transportation expense	—	183	211	(183)	(a)	(211)	(a)	—		—		—		—
General and administrative expenses	121	38	51	—		—		—		—		—		210
Montage merger-related expenses	41	—	—	—		—		—		—		—		41
Gain on sale of operating assets	—	(1)	—	—		—		—		—		—		(1)
Restructuring charges	16	—	—	—		—		—		—		—		16
Depreciation, depletion and amortization	357	165	485	—		—		—		(53)	(d)	(6)	(d)	948
Impairments	2,830	—	5	—		—		—		—		—		2,835
Exploration	—	38	1	(38)	(a)	(1)	(a)	—		—		—		—
Severance taxes	—	12	15	(12)	(a)	(15)	(a)	—		—		—		—
Taxes, other than income taxes	55	—	—	12	(a)	15	(a)	—		—		—		82
Total Operating Costs and Expenses	5,179	500	915	(38)		(1)		—		(53)		(6)		6,496
Operating Loss	(2,871)	(107)	(148)	38		(1)		—		53		6		(3,030)
Interest Expense:
Interest on debt	171	51	35	(4)	(a)	16	(a)	(25)	(b)	—		(3)	(e)	241
Other interest charges	11	—	—	4	(a)	4	(a)	—		—		—		19
Interest capitalized	(88)	—	—	—		(20)	(a)	—		2	(c)	(12)	(c)	(118)
Net Interest Expense	94	51	35	—		—		(25)		2		(15)		142

	Southwestern Historical	Montage Historical Through November 12, 2020	Indigo Historical	Montage Reclassification and Conforming Adjustments (Note 2)	Indigo Reclassification and Conforming Adjustments (Note 2)		Montage-Related Issuance of Debt and Equity and Related Use of Proceeds (Note 2)		Montage Acquisition Adjustment (Note 2)		Indigo Acquisition Adjustment (Note 2)		Pro Forma Combined
Gain (Loss) on Derivatives	224	(17)	—	—	2	(a)	—		—		—		209
Gain on Early Extinguishment of Debt	35	—	2	—	—		—		—		—		37
Income from Equity Method Investment	—	—	184	—	—		—		—		—		184
Other Income, Net	1	—	1	—	—		—		—		—		2
Income (Loss) Before Income Taxes	(2,705)	(175)	4	38	1		25		51		21		(2,740)
Provision (Benefit) for Income Taxes:
Current	(2)	—	—	—	—		—		—		—		(2)
Deferred	409	—	—	—	—		—		—		—		409
Total Provision (Benefit) for Income Taxes	407	—	—	—	—		—		—		—		407
Income (Loss) from Continuing Operations	$(3,112)	$(175)	$4	$38	$1		$25		$51		$21		$(3,147)

Loss Per Common Share:
Basic	$(5.42)												$(3.11)
Diluted	$(5.42)												$(3.11)

Weighted Average Common Shares Outstanding:
Basic	573,889,502						39,856,164	(g)	60,378,378	(h)	337,827,171	(f)	1,011,951,215
Diluted	573,889,502						39,856,164	(g)	60,378,378	(h)	337,827,171	(f)	1,011,951,215

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated income statements of Southwestern, from the historical financial activity of Indigo through August 31, 2021, as the Indigo Merger was completed on September 1, 2021, and from the historical financial activity of Montage through November 13, 2020, the date the Montage Merger was completed, and have been adjusted to reflect 1) the Equity Offerings and Debt Offering and the use of the proceeds therefrom. Certain of Montage’s and Indigo’s historical amounts have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 is not presented as both Mergers had been completed and incorporated in the balance sheet as of that date, and are reflected in the Company’s Quarterly Report on Form 10-Q, which was filed with the Commission on November 4, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the Mergers as if each transaction had been completed on January 1, 2020.

The unaudited pro forma condensed combined income statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Southwestern believes are reasonable, however, actual results may differ from those reflected in these statements. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined income statements do not purport to represent what Southwestern’s results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of Southwestern’s future results of operations. These unaudited pro forma condensed combined income statements should be read in conjunction with the historical consolidated financial statements and related notes of Southwestern, Montage and Indigo, as applicable, for the periods presented.

The unaudited pro forma condensed combined financial statements include adjustments to conform Montage’s and Indigo’s accounting policies to Southwestern’s accounting policies, including adjusting Montage’s and Indigo’s oil and gas properties to the full cost method. Both Montage and Indigo followed the successful efforts method of accounting for oil and gas properties, while Southwestern follows the full cost method of accounting for oil and gas properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and general and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves. The pro forma condensed combined financial statements have reclassified Montage’s and Indigo’s exploration expenses, which are capitalized under the full cost method of accounting for oil and gas properties.

Note 2. Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:

(a)The following reclassifications and conforming adjustments were made as a result of the transactions to conform to Southwestern’s presentation and full-cost accounting methodology for oil and gas properties:
Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021:
Indigo Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $707 million from natural gas, oil and natural gas liquids (“NGL”) sales to the respective sales revenues by product ($695 million for gas sales, $4 million for oil sales and $8 million for NGL sales);
•Reflects reclassification of approximately $166 million from gathering and transportation expense to operating expenses;
•Reflects reclassification of approximately $25 million from general and administrative expenses to merger-related expenses
•Reflects the elimination of $623 million of loss on sale of operating assets related to the sale of oil and gas properties which is not recorded on the income statement under the full cost method of accounting for oil and gas properties (used by Southwestern) as the sale would not significantly alter the relationship between capitalized costs and proved reserves in Southwestern’s full cost pool;
•Reflects reclassification of approximately $9 million from severance taxes to taxes, other than income;
•Reflects reclassification of a $601 million loss in other revenue to loss on derivatives;
•Reflects reclassification of $98 million in third party gas sales from other revenues to marketing revenues;
•Reflects reclassification of $97 million in third party gas purchases from operating expenses to marketing purchases; and
•Reflects the gross up of capitalized interest of $5 million, gross up of interest paid of $3 million, and gross up of $2 million in other interest charges related to the amortization of debt issuance costs to demonstrate the components that comprised net interest expense.
During the preparation of these unaudited pro forma condensed combined financial statements, we identified an error in the disclosure of the selected unaudited pro forma condensed financial information presented in the Note 2 to the Consolidated Financial Statements within our Form 10-Q for the quarter ended September 30, 2021. The error related to the omission of certain unrealized losses on derivatives which resulted in the understatement of the pro forma loss from continuing operations by $500 million for the three and nine months ended September 30, 2021. The error only impacted the pro forma disclosure and had no impact on our Consolidated Balance Sheet or on the Consolidated Statements of Operations, of Comprehensive Income (Loss) or of Cash Flows. We have assessed the disclosure error and concluded that it is not material to the September 30, 2021 consolidated financial statements. Management has appropriately reflected the $500 million unrealized hedging losses within this unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021.
Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020:
Montage Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $365 million from natural gas, oil and NGL sales to the respective sales revenues by product ($250 million for gas sales, $60 million for oil sales and $55 million for NGL sales);
•Reflects reclassification of approximately $183 million from transportation, gathering and compression to operating expenses;
•Reflects the elimination of $38 million of exploration expenses which are capitalized under the full cost method of accounting for oil and gas properties (used by Southwestern);

•Reflects reclassification of approximately $12 million from severance taxes to taxes, other than income; and
•Reflects reclassification of $4 million of interest on debt to other interest charges related to the amortization of letter of credit costs and debt issuance costs incurred during the period.
Indigo Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $718 million from natural gas, oil and NGL sales to the respective sales revenues by product ($698 million for gas sales, $6 million for oil sales and $14 million for NGL sales);
•Reflects reclassification of approximately $211 million from gathering and transportation expense to operating expenses;
•Reflects the elimination of $1 million of exploration expenses which are capitalized under the full cost method of accounting for oil and gas properties (used by Southwestern);
•Reflects reclassification of approximately $15 million from severance taxes to taxes, other than income;
•Reflects reclassification of approximately $2 million from other revenue to gain on derivatives;
•Reflects reclassification of $43 million in third party gas sales from other revenues to marketing revenues;
•Reflects reclassification of $42 million in third party gas purchases from operating expenses to marketing purchases; and
•Reflects the gross up of capitalized interest of $20 million, gross up of interest paid of $16 million, and gross up of $4 million in other interest charges related to amortization of debt issuance costs to demonstrate the components that comprised net interest expense.
(b)During August 2020, in contemplation of the Montage Merger, Southwestern completed an offering of $350 million aggregate principal amount of 8.375% Senior Notes due 2028 resulting in net proceeds of $345 million after deducting the underwriting discount and offering expenses. This adjustment reflects the use of the net proceeds from the Debt Offering, available cash and cash equivalents and incremental borrowings under the Southwestern credit facility, to fund a redemption of Montage Notes, the Montage credit facility and all related accrued interest shortly after the consummation of the Montage Merger.
•    The adjustment reflects an approximately $25 million net decrease in interest on debt related to the retirement of the Montage Notes, the Montage credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to the Montage Notes and revolving line of credit. This decrease was partially offset by increases in interest on debt associated with the issuance of $350 million in Southwestern’s new 8.375% Senior Notes due 2028 related to the Debt Offering and borrowings under Southwestern’s credit facility used to pay off the Montage Notes, Montage credit facility and related accrued interest.
(c)Reflects a $17 million increase and a $12 million increase in capitalized interest related to the fair value of the unevaluated oil and gas properties acquired from Indigo for the nine months ended September 30, 2021 and twelve months ended December 31, 2020, respectively, and a $2 million decrease in capitalized interest related to the fair value of the unevaluated oil and gas properties acquired from Montage for the 12 months ended December 31, 2020.
(d)Reflects the pro forma depreciation, depletion and amortization (“DD&A”) expense calculated in accordance with the full cost method of accounting for oil and gas properties, which was based on the preliminary purchase price allocations for both Montage and Indigo, as applicable.
(e)Reflects an approximately $1 million and $3 million net decrease in interest on debt for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively, related to the pay-off and retirement of the Indigo credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to Indigo’s revolving line of credit. These decreases are partially offset by an increase in interest expense related to the $373 million borrowing under Southwestern’s credit facility to fund the cash portion of the merger consideration associated with the Indigo Merger.
(f)Reflects the impact of the issuance of shares of Southwestern common stock to Indigo’s equity holders to effect the Indigo Merger, which were already reflected in Southwestern’s historical condensed consolidated balance sheet as of September 30, 2021. This adjustment reflects the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.
(g)Reflects the impact of the issuance of shares of Southwestern common stock to Montage shareholders and management team to effect the Montage Merger, which were already reflected in Southwestern’s historical condensed consolidated balance sheet as of September 30, 2021. This adjustment reflects the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.
(h)During August 2020, in contemplation of the Montage Merger, Southwestern completed an equity offering of 63.25 million shares resulting in net proceeds of $152 million, which were already reflected in Southwestern’s historical condensed consolidated balance sheet as of September 30, 2021. This adjustment reflects the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.
Note 3. Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following tables present the estimated pro forma combined net proved developed and undeveloped natural gas, oil and NGL reserves as of December 31, 2020, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2020. The pro forma reserve information set forth below gives effect to the Indigo Merger as if it had been completed on January 1, 2020.

	Natural Gas (Bcf)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	8,630	4,560	13,190
Revisions of previous estimates	(1,380)	(1,318)	(2,698)
Extensions, discoveries and other additions	714	780	1,494
Production	(694)	(367)	(1,061)
Acquisition of reserves in place	1,911	—	1,911
Disposition of reserves in place	—	(5)	(5)
December 31, 2020	9,181	3,650	12,831

Proved developed reserves as of:
December 31, 2019	4,906	1,269	6,175
December 31, 2020	6,342	1,191	7,533
Proved undeveloped reserves as of:
December 31, 2019	3,724	3,291	7,015
December 31, 2020	2,839	2,459	5,298
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 562 Bcf of natural gas reserves associated with the conventional Cotton Valley oil and gas properties which were sold in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 562 Bcf of natural gas reserves sold, 179 Bcf were proved developed reserves and 383 Bcf were proved undeveloped reserves.

	Oil (MBbls)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	72,925	2,235	75,160
Revisions of previous estimates	(28,691)	(231)	(28,922)
Extensions, discoveries and other additions	135	22	157
Production	(5,141)	(168)	(5,309)
Acquisition of reserves in place	18,796	—	18,796
Disposition of reserves in place	—	—	—
December 31, 2020	58,024	1,858	59,882

Proved developed reserves as of:
December 31, 2019	26,124	1,175	27,299
December 31, 2020	33,563	797	34,360
Proved undeveloped reserves as of:
December 31, 2019	46,801	1,060	47,861
December 31, 2020	24,461	1,061	25,522
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 1,749 MBbls of oil reserves associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 1,749 MBbls of oil reserves sold, 688 MBbls were proved developed reserves and 1,061 MBbls were proved undeveloped reserves.

	NGLs (MBbls)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	608,761	23,020	631,781
Revisions of previous estimates	(232,195)	(4,784)	(236,979)
Extensions, discoveries and other additions	4,371	249	4,620
Production	(25,927)	(1,063)	(26,990)
Acquisition of reserves in place	55,141	—	55,141
Disposition of reserves in place	—	(2)	(2)
December 31, 2020	410,151	17,420	427,571

Proved developed reserves as of:
December 31, 2019	226,271	7,660	233,931
December 31, 2020	276,548	5,521	282,069
Proved undeveloped reserves as of:
December 31, 2019	382,490	15,360	397,850
December 31, 2020	133,603	11,899	145,502
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 17,383 MBbls of NGL reserves associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 17,383 MBbls of NGL reserves sold, 5,484 MBbls were proved developed reserves and 11,899 MBbls were proved undeveloped reserves.

	Total (Bcfe)
	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
December 31, 2019	12,721	4,711	17,432
Revisions of previous estimates	(2,946)	(1,348)	(4,294)
Extensions, discoveries and other additions	741	782	1,523
Production	(880)	(374)	(1,254)
Acquisition of reserves in place	2,354	—	2,354
Disposition of reserves in place	—	(5)	(5)
December 31, 2020	11,990	3,766	15,756

Proved developed reserves as of:
December 31, 2019	6,421	1,322	7,743
December 31, 2020	8,203	1,229	9,432
Proved undeveloped reserves as of:
December 31, 2019	6,300	3,389	9,689
December 31, 2020	3,787	2,537	6,324
(1) The Indigo Historical and Southwestern Pro Forma Combined Total reserves as of December 31, 2020 both include 677 Bcfe of proved reserves associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement. Of the 677 Bcfe of proved reserves sold, 216 Bcfe were proved developed reserves and 461 Bcfe were proved undeveloped reserves.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2020 is as follows:

(in millions)	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
Future cash inflows	$17,997	$7,178	$25,175
Future production costs	(11,969)	(3,756)	(15,725)
Future development costs (1)	(1,924)	(1,946)	(3,870)
Future income tax expense	—	—	—
Future net cash flows	4,104	1,476	5,580
10% annual discount for estimated timing of cash flows	(2,257)	(827)	(3,084)
Standardized measure of discounted future net cash flows	$1,847	$649	$2,496
(1) The Indigo Historical and Southwestern Pro Forma Combined Total standardized measure as of December 31, 2020 both include $45 million of standardized measure associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2020 are as follows:

(in millions)	Southwestern Historical	Indigo Historical (1)	Southwestern Pro Forma Combined Total (1)
Standardized measure, beginning of year	$3,700	$2,044	$5,744
Sales and transfers of natural gas and oil produced, net of production costs	(478)	(391)	(869)
Net changes in prices and production costs	(2,720)	(1,386)	(4,106)
Extensions, discoveries, and other additions, net of future production and development costs	81	156	237
Acquisition of reserves in place	443	—	443
Sales of reserves in place	—	—	—
Revisions of previous quantity estimates	(987)	(1,156)	(2,143)
Net change in income taxes	35	—	35
Changes in estimated future development costs	1,241	918	2,159
Previously estimated development costs incurred during the year	624	271	895
Changes in production rates (timing) and other	(466)	—	(466)
Accretion of discount	374	193	567
Standardized measure, end of year	$1,847	$649	$2,496
(1) The Indigo Historical and Southwestern Pro Forma Combined Total standardized measure as of December 31, 2020 both include $45 million of standardized measure associated with the conventional Cotton Valley oil and gas properties which were sold by Indigo in the second quarter of 2021 prior to the signing of the Indigo Merger Agreement.